                                                                    EXHIBIT 3.12

                             CHIPPAC KOREA LIMITED
                          ==========================
                           ARTICLES OF INCORPORATION
                           =========================


                                  CHAPTER  I.
                              GENERAL  PROVISIONS


Article 1.  Corporate Name
--------------------------

     The name of the company shall be "         " which shall be written in
English as "ChipPAC Korea Limited" (hereinafter referred to as the "Company").


Article 2.  Objectives
----------------------

     The objectives of the Company shall be to engage in the following business:

(1) Manufacture and sale of products relating to assembling and testing the semiconductor elements;
(2) Manufacture and sale of equipments and appliances relating to assembling and testing the semiconductor elements;
(3)  Manufacture of machinery components and molds;
(4) Acquisition of works such as technology research and service on a commission basis;
(5)  Renting a electronic and electrical machinery components;
(6)  Publication business;
(7)  Foreign trade business;
(8)  Forestation business;
(9)  Sale and renting the real estate;
(10) Construction business; and
(11) Any and all business and investment incidental to any of the foregoings.

Article 3.  Location of Principal Office
----------------------------------------

     The Principal Office of this Company shall be located at San 136-1, Ami-Ri, Bubal-Eup, Ichon-Shi, Kyunggi-Do, Korea and branches, sub-offices, or other business offices will be established or closed elsewhere as required according to resolutions passed at the meetings of Board of Directors.

                                  CHAPTER II.
                       CAPITAL AND UNITS OF CONTRIBUTION

Article 4.  Capital
            -------

     The total amount of the capital of the Company shall be Seven Hundred Eighty Eight Billion Won (W78,800,000,000).


Article 5.  Amount for One Unit of Contribution
            -----------------------------------

     The amount for one unit of contribution shall be Five Thousand Won
(W5,000).


Article 6.  Name and Address of Members of the Company; Number of Units
            -----------------------------------------------------------


Name                       Address                              No. of Units of
----                       -------                              Contribution
                                                                ---------------

ChipPAC Limited            Craigmuir Chambers Road Town         15,744,240 units
                           Tortola in the said Territory

ChipPAC (Barbados) Ltd.    Chancery House, High Street          15,760 units
                           Bridgetown, Barbados, West Indies


Article 7.  Restrictions Upon Disposition
            -----------------------------

     A member of the Company may not dispose of the whole or any part of its contribution unit to any person other than a member without the unanimous written consent of all members.

                                 CHAPTER III.
                   GENERAL MEETING OF MEMBERS OF THE COMPANY


Article 8.  Types and Times of General Meetings
-----------------------------------------------

     8.1. The general meetings of members of the Company shall be ordinary or extraordinary.

     8.2. An ordinary general meeting of members shall be convened within three
(3) months after the end of each fiscal period. Extraordinary general meetings of members may be convened from time to time as necessary.


Article 9.  Place of General Meetings
-------------------------------------

     9.1. All ordinary and extraordinary general meetings of members of the Company may be held at the Principal Office of this Company or at such other place as may be determined by the Board of Directors, within or outside the Republic of Korea.

     9.2. The Representative Director shall have the right to convene a general meeting of the members with one (1) day prior written notice thereof to all the members of the Company.


Article 10.  Adoption of Resolution
-----------------------------------

     10.1. A quorum for a general meeting of members shall be the presence in person or by proxy of the holders of more than fifty percent (50%) of the total Units of Contribution entitled to vote. Except as otherwise required by applicable laws and these Articles of Incorporation, all actions and resolutions of a general meeting of members shall be adopted by the affirmative vote of a majority of the total number of voting Units of Contribution then issued and outstanding at a duly constituted general meeting of members.

     10.2. In the event that all members give written consent to any matter that is object of a resolution, it shall be deemed that the matter has been resolved in writing, and such resolutions shall have the same effect as resolutions adopted at general meetings of members.


Article 11.  Right to Vote, Voting by Proxy
-------------------------------------------

     11.1. In all matters, each member of the Company shall have one vote for each unit of contribution held by him.

     11.2. A member may exercise his voting right by proxy by having another person represent him. Any such representative must submit documentation acceptable to the Company establishing his power of representation (Power of Attorney).


Article 12.  Presiding Officer of General Meeting
-------------------------------------------------

     The representative director of the Company shall preside at all general meetings of members. In the event that the representative director fails to serve as presiding officer over any general meeting of members for any reason, one of the other Directors nominated by the Board of Directors shall take his place.


Article 13.  Minutes
--------------------

     As to the substance of the course of the proceedings of the general meetings and the results thereof, the minutes shall be prepared and the chairman and all directors present at the meeting affix their seals or signatures thereon.

                                  CHAPTER IV.
                             DIRECTORS AND AUDITORS


Article 14.  Directors, Representative Director and Statutory Auditor
             --------------------------------------------------------

     14.1. The Company shall have three (3) directors and one (1) statutory auditor all of whom shall be elected at a general meeting of members.

     14.2. The Company shall have a representative director who shall also be elected at a general meeting of members. The representative director shall represent the Company and manage the daily affairs of the Company.

     14.3. The term of office of a director and a statutory auditor shall be one (1) year. That term, however, shall be extend until the closing of the general meeting of members convened first following the last fiscal period comprising the incumbent's term of office.

     14.4. Directors and statutory auditors shall be eligible for reelection upon the expiration of their terms of office.


                                   CHAPTER V.
                                   ACCOUNTING


Article 15.  Composition and Powers of Board of Directors
             --------------------------------------------

     15.1.  The Board of Directors of the Company shall consist of all the
Directors elected at a general meeting of members.   Except as otherwise
provided in the Commercial Code of Korea and these Articles of Incorporation, the Board of Directors shall decide by resolution all important matters relating to management of the business of the Company and shall supervise the management of the Company carried out by the representative director and the officers of the Company.

     15.2.  The following matters, in particular, shall require approval of the
Board:

(a) Establishment, purchase, leasing and abolishment of business offices and other places of business;
(b)  Approval of forecasts, budgets and statements of accounts;
(c) Decision as to major expansion, retrenchment, suspension, and dissolution of the Company and any of its businesses;
(d)  Designation and appointment of bankers and outside accountants;
(e)  Decisions as to the borrowing of funds;
(f)  Decisions as to extending credit;
(g) Decisions as to purchase or disposition of assets of more than One Billion Two Hundred Million Won (1,200,000,000) in value or One Billion Two Hundred Million Won (1,200,000,000) in excess of such purchases or dispositions already approved in the budget; or its equivalent in another currency;
(h) Decisions as to furnishing of security (collateral) other than in the ordinary course of business;
(i)  Subject concerning important litigation or arbitration;
(j) Formulation and adoption of plans for major changes in the fundamental organization of the Company, including amendment of the Articles of Incorporation of the Company to be submitted to a general meeting of members;
(k) Approval of the Company's sales, marketing and research progress and policies; and
(l) Determination of other important matters relating to the administration of the affairs of the Company.


Article 16.  Meeting of Directors, Notice and Place of Meetings
             --------------------------------------------------

          16.1. Meetings of the Board of Directors shall be convened from time to time by the representative director when he deems the same to be necessary or advisable or promptly upon the request of any director in writing.


          16.2. Written notice of each meeting of the Board of Directors, setting forth the date, time, place and agenda of the meeting shall be given via registered or certified mail to directors and the statutory auditor who are residents of Korea and via cable, telefax, or telex, confirmed by registered or certified airmail to all other Directors not resident in Korea, at least one (1) day prior to the date set for such meeting.

          16.3. At the meeting, directors may act only with respect to matters set forth in said notice, unless all directors in office otherwise agree.

          16.4 Irrespective of the foregoing Paragraph 16.2, meetings of the Board of Directors may be held without conforming to such procedure set forth above written consent thereto has been obtained, prior to the meeting, from all the Directors in office.

          16.5. The venue of all meetings of the Board of Directors shall be the Registered Office of the Company or such other place, in or outside of Korea, as shall be determined by the Board of Directors.

          16.6. The venue of all meetings of the Board of Directors shall be the Registered Office of the Company or such other place, in or outside of Korea, as shall be determined by the Board of Directors.


Article 17.  Presiding Officer of the Board
             ------------------------------

          The representative director shall preside over all meetings of the Board of Directors. In the event the representative director is unable or unwilling to preside over any meeting of the Board of Directors for any reasons, one of the others nominated by the Board shall preside.


Article 18.  Adoption of Resolutions
             -----------------------

          18.1. All resolutions of the Board of Directors shall be adopted by affirmative vote of the majority of directors in office. A director who is not present at a meeting may vote in writing upon the matters for resolutions submitted at a meeting of the Board.

          18.2. In the event that all directors give written consent to any matter which is the object of a resolution, it shall be deemed that the matter has been resolved in writing, and such resolutions shall have the same effect as resolutions adopted at meetings of the Board of Directors.


Article 19.  Minutes
             -------

          Minutes of the meetings of the Board of Directors containing the substance of course of the proceedings and the results thereof, shall be prepared. The chairman of the meeting and all other directors present at the meeting shall affix their seals or signatures thereon.

                                  CHAPTER VI.
                                  ACCOUNTING

Article 20.  Fiscal Period
             -------------

               The fiscal period of the company shall be from the 1st of January to 31st of December each year.


Article 21.  Accounting Principles
             ---------------------

          21.1. The accounting method employed by the company and financial statements and reports issued by it shall be in accordance with the guidelines agreed by the members; provided however, that such accounting method, financial statements and reports shall be consistent with generally accepted accounting principles and applicable Korean law. The Company shall further provide the competent Korean authorities with any documentation required by the relevant mandatory provisions of Korean laws.

          21.2. The books and records of the Company shall be audited annually by an independent and internationally reputable certified public accountant selected by a resolution of the Board of Directors. Such certified public accountant shall provide the Company and all members with copies of the financial report in the English language in accordance with generally accepted accounting principles of Korea and internationally accepted accounting practices within thirty (30) days of the end of each year.

Article 22.  Preparing and Compiling Financial Statements
             --------------------------------------------

     (1) The representative director shall cause to be prepared the following documents with their supplementary data and submit them to the statutory auditor not later than six (6) weeks prior to the date of the ordinary general meeting of members after obtaining the approval of the Board of Directors:

     (A)  A Balance Sheet as of the end of the fiscal year;
     (B)  A Profit and Loss Statement for the previous fiscal year;
     (C)  Proposals for the appropriation of the retained earnings or deficits;
          and
     (D)  A business report for the previous fiscal year.

The statutory auditor shall submit the Audit Report to the directors within Four
(4) weeks from receipt of the aforesaid documents from the representative director.


Article 23.  Disposition of Profit
             ---------------------

     The Company shall dispose of the profit of each fiscal year (including the retained earnings carried over from previous year) in the following order of priority:

     (A) Replenishment of any capital deficit carried over from prior years, if any;
     (B) Contributions to reserves required by law and such other reserves as may be decided by the general meeting of members;
     (C)  Payment of dividends to members, and
     (D)  Retained earnings carried forward to next fiscal year.


Article 24.  Payment of Dividends
             --------------------

     Dividends shall be paid to the members of the Company who have been duly entered in these Articles of Incorporation as of the end of each fiscal year in proportion to their respective number of units of contribution.

Article 25.  Inspection of Books of Accounting
             ---------------------------------

     A member of the Company may at any time demand in writing together with a stated reasons to inspect and make a copy of the books of accounting and/or any other documents of the Company.


                                  CHAPTER VII.
                                 OTHER MATTERS


Article 26.  By Laws
             -------

     The Company may by resolutions of the Board of Directors, establish and enforce By-Laws necessary for carrying out its business.


Article 27.  Application of Commercial Code, etc.
             ------------------------------------

     Matters not specifically provided for herein shall be determined in accordance with the resolutions of the general meetings of members and/or the relevant provisions of the Commercial Code and other applicable laws.


                                    ADDENDA
                                    -------


These Articles of Incorporation shall enter into effect from ____________, 1999.